EX-10.2

INDEMNITY AGREEMENT

This Indemnity Agreement (the “Agreement”) is made as of the _______ day of ______, 20__, by and between IDEX CORPORATION, a Delaware corporation having an office at 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045 (the “Corporation”), and [NAME], a director of the Corporation having an address at ______________________, _________________________________________________________________ (“Indemnitee”).
WHEREAS, it is essential to the Corporation to retain and attract as directors the most capable persons available, and
WHEREAS, there has been a substantial increase in corporate litigation which subjects directors to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited and the cost of such insurance has increased, and
WHEREAS, it is the express policy of the Corporation to indemnify its directors so as to provide them with the maximum possible protection permitted by law, and
WHEREAS, Section 145 of the General Corporation Law of Delaware, under which the Corporation is organized, empowers corporations to indemnify any person serving as a director, officer, employee or agent of the corporation and any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and such Section 145 specifies that the indemnification set forth therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and
WHEREAS, Indemnitee desires protection in addition to that available under the Corporation’s Restated Certificate of Incorporation, Amended and Restated By-Laws and insurance and may not be willing to serve as a director without such additional protection, and the Corporation desires Indemnitee to serve in such capacity, and
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Corporation and Indemnitee hereby agree as follows:
AGREEMENT
1.    Agreement to Serve. Indemnitee agrees to serve as a director of the Corporation for so long as he is duly elected or appointed or until the effective date of his written resignation. This Agreement does not constitute an employment agreement or confer any employee or other compensation rights other than the rights with respect to indemnification, advancement of Expenses and, if any, maintenance of directors’ and officers’ liability insurance specified herein.
2.    Definitions. As used in this Agreement:
(a)    The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party, a witness or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or Other Enterprise, whether or not he is serving in such capacity at the time any liabilities or Expenses are incurred for which indemnification or reimbursement may be provided under this Agreement.
(b)    The term “Expenses” includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees and disbursements, and any expenses of establishing a right to indemnification under Paragraph 9 of this Agreement, but shall not include the amount of judgments, fines or penalties against Indemnitee.

(c)    “Change in Control” means a change in control of the Corporation occurring after the date of this Agreement of a nature that would be required to be reported under the Securities Exchange Act of 1934, as amended, or any regulation or rule thereunder (collectively, the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a person who is presently a member of the Board of Directors of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of the Corporation in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute a majority of the Board of Directors.
(d)    “Corporate Status” means and describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of any Other Enterprise.
(e)    The term “Disinterested Directors” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(f)    The term “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(g)    The term “Other Enterprise” shall include any wholly or partly owned subsidiary of the Corporation, any employee compensation or benefit plan of any one or more of the Corporation and its subsidiaries and affiliates, and any other corporation, partnership, joint venture, trust or enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or otherwise.
(h)    Reference to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
3.    Indemnity and Advancement of Expenses to the Extent Permitted by Law. The Corporation shall indemnify and advance Expenses to Indemnitee to the fullest extent permitted by applicable law now or (to the extent that any change in applicable law permits such advances or indemnification for Expenses, judgments, fines or penalties that are not presently indemnifiable) hereafter in effect. Without limitation of the foregoing, indemnification shall be deemed to be permitted by applicable law for purposes of this Agreement if indemnification is required by Paragraph 4 or 5 hereof, and advancement of Expenses shall be deemed permitted by applicable law if required by Paragraph 8 hereof.
4.    Indemnity in Third Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, liabilities, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, in addition, had not reasonable cause to believe that his conduct was unlawful.
5.    Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 5 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor (a “Corporation Claim”) against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Paragraph 5 for (i) judgments, fines, penalties or amounts paid in settlement by or on behalf of Indemnitee, or (ii) other Expenses in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that (A) any court in which such Proceeding was brought shall determine upon application that, despite any adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such judgments, fines, penalties or Expenses as such court shall deem proper, or (B) Indemnitee provides the Corporation with an opinion of counsel (which counsel need not be Independent Legal Counsel) in form and substance reasonably satisfactory to the Corporation, that such indemnification is permissible pursuant to this Agreement without such court action under the General Corporation Law of Delaware. Indemnitee shall have the exclusive right under the preceding sentence to elect whether to submit the issue of indemnification to the Court of Chancery of the State of Delaware or to the opinion of counsel.

6.    Exceptions to Indemnitee’s Rights. Notwithstanding any other provisions of this Agreement, the Corporation shall not be liable to make any payment in connection with any claim made against Indemnitee:
(a)    to the extent that payment is actually made to Indemnitee under a valid and collectible insurance policy; provided that the Corporation shall remain liable for indemnification payments in excess of policy limits, as well as deductibles and co-insurance amounts;
(b)    to the extent that Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;
(c)    if such claim is proven by final judgment in a court of law or in any other adjudication to have been based upon or attributable to Indemnitee’s having gained any personal profit or advantage to which he was not legally entitled;
(d)    for a disgorgement of profits, made from the purchase and sale by Indemnitee of securities, pursuant to Section 16(b) of the Act and amendments thereto or similar provisions of any state statutory law or common law; or
(e)    brought about or contributed to by the dishonesty of Indemnitee; provided, however, that Indemnitee shall be entitled to the benefit of this Agreement as to any claim upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent and (iii) which acts were material to the cause of action so adjudicated.
7.    Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by applicable law.

8.    Advancement of Expenses. The Expenses incurred by Indemnitee with respect to any Proceeding governed by Paragraph 4 or 5 (including the opinion provided for in clause (ii) (B) of Paragraph 5) shall be paid by the Corporation at reasonable intervals in advance of any final resolution of such Proceeding, in each case within 20 days after the Corporation receives Indemnitee’s written request therefor; provided, however, that Indemnitee shall undertake to repay such amounts to the Corporation to the extent that it is ultimately determined that Indemnitee was not entitled to indemnification of such Expenses.
9.    Right of Indemnitee to Indemnification Upon Application: Procedures Upon Application. Any indemnification under Paragraph 4 or 5 shall be made no later than 45 days after receipt of the written request of Indemnitee for indemnification together with documentation in support of such request, unless the Corporation determines within such 45-day period that Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 4 or 5, as the case may be, and is not otherwise entitled to indemnification under applicable law; provided, however, that if, within such 45-day period, the Corporation has not reached any determination hereunder, the payment made to Indemnitee pursuant to this Paragraph 9 may be made subject, at the request of the Corporation, to an undertaking by Indemnitee to repay such amount to the Corporation to the extent that the Corporation subsequently determines that Indemnitee was not entitled to receive such payment.
The determination as to entitlement shall be made as follows. If there has been no Change in Control prior to the date of determination of entitlement to indemnification, the determination shall be made by (i) the Board of Directors of the Corporation by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if a quorum of Disinterested Directors is not obtainable, by Independent Legal Counsel in a written opinion that indemnification in the particular case is permissible (as more fully provided hereafter in this Paragraph 9). If there has been a Change of Control prior to the date of determination of entitlement to indemnification, the determination as to entitlement shall be made by Independent Legal Counsel, unless Indemnitee requests in writing that the determination be made by the Board of Directors of the Corporation, and a quorum of Disinterested Directors is obtainable. The Corporation agrees to be bound by the decision of Independent Legal Counsel as to the entitlement of Indemnitee to indemnification and shall pay such indemnification to Indemnitee within 30 days of the date of such written opinion of such Independent Legal Counsel. Copies of the written opinion of Independent Legal Counsel as to the entitlement of Indemnitee to the requested indemnification shall be delivered to both the Corporation and Indemnitee. The Corporation shall pay all costs and fees of Independent Legal Counsel incurred in connection with its services pursuant to this Agreement, and the Corporation shall also pay all expenses incurred in the selection of Independent Legal Counsel. The criteria for determination of denial or entitlement to indemnification shall be whether Indemnitee has met the relevant standards for indemnification set forth in this Agreement, or is otherwise entitled to indemnification under applicable law.
The following procedure shall be applicable with respect to the selection of Independent Legal Counsel. If no Change of Control has occurred prior to the date of determination of entitlement to indemnification, Independent Legal Counsel shall be selected by the Board of Directors of the Corporation, who shall notify Indemnitee of the counsel chosen.
If a Change in Control has occurred, Indemnitee shall select Independent Legal Counsel and notify the Corporation of the selection. Either the Corporation or Indemnitee, as applicable, may object in writing to the Independent Legal Counsel as selected within 20 days after receipt of notification and identification of the Independent Legal Counsel selected. Objection may be made only on the ground that the Independent Legal Counsel initially selected does not meet the criteria set forth in the definition of Independent Legal Counsel set forth in Paragraph 2(f) of this Agreement.
If the parties are unable to resolve their differences within 20 days following receipt by the objecting party of notice of the initial selection of Independent Legal Counsel, then either party may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for resolution of such difference or for the appointment of substitute Independent Legal Counsel to act as provided in this Agreement. The Independent Legal Counsel initially selected shall not serve as such until resolution of such objection or litigation.

The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee at any time in any court of competent jurisdiction after the expiration of the time periods provided herein for payment of such indemnification or advances. The burden of proving that indemnification or advances are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met applicable standard of conduct. Indemnitee’s Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.
10.    Presumptions as to Indemnitee’s Conduct. For purposes of this Agreement, Indemnitee’s conduct shall not be deemed to have been knowingly fraudulent or deliberately dishonest, Indemnitee shall not be deemed to have had any reasonable cause to believe Indemnitee’s conduct was unlawful, nor shall any presumption arise that Indemnitee did not meet any particular standard of conduct or have any particular belief, if Indemnitee’s conduct was done in good faith based on (i) the records or books of account of the Corporation or Other Enterprise, (ii) information supplied to Indemnitee by an officer or officers of the Corporation or Other Enterprise in the course of such individual’s duties, (iii) the advice of legal counsel for the Corporation or Other Enterprise, or (iv) information or records given or reports made to the Corporation or Other Enterprise by an independent public accountant, by an appraiser or by other experts selected by the Corporation or Other Enterprise. The knowledge, actions or failures to act of any director, officer, employee or agent of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. If Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit or compensation plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.” The termination of any Proceeding which is covered by this Agreement by judgment, order, settlement (whether with or without court approval) or conviction, or a plea of nolo contendere or its equivalent shall not of itself create a presumption for purposes of this Agreement that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had reasonable cause to believe the conduct of Indemnitee was unlawful.
11.    Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation’s Restated Certificate of Incorporation or Amended and Restated By-Laws, any agreement, any vote of stockholders or Disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Specifically, but without limitation, if the Delaware General Corporation Law is amended after the date of this Agreement to expand further the indemnification permitted to Indemnitee, then the Corporation shall thereupon indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law as so amended. The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

12.    Corporation Participation in Litigation. With respect to any Proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Corporation may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Indemnitee shall have the right to employ his counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been approved by a majority vote of a quorum consisting of Disinterested Directors, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding and shall have communicated such conclusion, with a full statement of the reasons, in writing to the Corporation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of Indemnitee’s counsel shall be advanced by the Corporation. The Corporation shall not be entitled to assume the defense of any Corporation Claim.
13.    Continuation of Right of Indemnification and Advancement of Expenses. The rights of Indemnitee under this Agreement shall continue as to Indemnitee after termination, for any reason, of Corporate Status, and shall inure to the benefit of the heirs, personal representatives, successors and assigns of Indemnitee.
14.    Maintenance of Directors’ and Officers’ Liability Insurance. The Corporation agrees that, so long as Indemnitee shall have a Corporate Status and thereafter so long as Indemnitee shall be subject to any Proceeding, the Corporation shall use commercially reasonable efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance. The Corporation shall not be required to maintain any policies of directors’ and officers’ liability insurance if, in the sole discretion and reasonable business judgment of the directors of the Corporation, (i) such insurance is not reasonably available, or (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage provided, or (iii) the coverage provided by such insurance is so limited by exclusions that there would be insufficient benefit from such insurance.
15.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not for the total amount thereof, the Corporation shall nevertheless provide indemnification to Indemnitee for that portion of such Expenses, judgments, fines or penalties for which Indemnitee is entitled to be indemnified hereunder.
16.    Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the fullest extent permitted by (i) any applicable portion of this Agreement that shall not have been so invalidated or (ii) any applicable law.
17.    Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement; provided that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. All notices, demands, requests and other communications under this Agreement shall be in writing, and shall be sent by personal delivery, nationally recognized overnight courier (with all fees prepaid), or certified or registered mail (in each case, return receipt requested and postage prepaid). Notice to the Corporation shall be directed to IDEX CORPORATION, 1925 West Field Court, Suite 200, Lake Forest, Illinois 60045, Attention: General Counsel (or such other address as the Corporation shall designate in writing to Indemnitee). Notice to Indemnitee shall be directed to Indemnitee at the address of Indemnitee as shown at the beginning of this Agreement (or such other address as Indemnitee shall designate in writing to the Corporation). A copy of any notice sent pursuant to this paragraph, which copy shall not constitute notice, shall also be sent to the Chief Executive Officer of the Corporation at the address of the Corporation listed above. Any notice, demand, request or other communication shall be deemed to have been given or made (i) as of the date so delivered if personally delivered; (ii) the next business day if sent by nationally recognized overnight courier guaranteeing next day delivery (with all fees prepaid); and (iii) three (3) calendar days after the date postmarked if sent by certified or registered mail, postage prepaid.
18.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same original.
19.    Applicable Law. This Agreement shall be governed by and construed in accordance with Delaware law.
20.    Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

IDEX CORPORATION

By: /s/ DENISE R. CADE

Denise R. Cade
Senior Vice President, General Counsel and Corporate Secretary

INDEMNITEE